FOR IMMEDIATE RELEASE

BioPower Operations Corporation announces that WPP Energy GmbH Agreed to Negotiate and Enter Into An Agreement to Buy a 90% stake in BioPower

Las Vegas, Nevada, April 11, 2019

BioPower Operations Corporation, a Nevada corporation (the “Company”) announced today that its Board of Directors has approved, and that the Company has entered into a Binding Memorandum Of Understanding (“MOU”) from WPP Energy GmbH, a private Swiss Company (“WPP”), to acquire a 90% interest in the Company, "OTCMKTS Symbol "BOPO" (the “Transaction”). Pursuant to the MOU the parties agreed to negotiate and enter into a definitive agreement to set the terms of the Transaction in accordance with the MOU.

There can be no assurance that a definitive agreement can or will be entered into or that the Transaction will close as planned, or at all.

ABOUT WPP

Headquartered in Geneva Switzerland, WPP is seeking to be a repository for disruptive green energy technologies, aiming to make electricity available at lower costs and to reduce landfill waste by up to 97%.

WPP intends to build, own, license, operate and maintain these advanced technologies and enters into strategic joint venture partnerships for the purpose of accelerating the deployment of important environmentally friendly technologies for the benefit of the entire world.

WPP intends to transmit its energy and biofuel production, and that of its partners, into WPP's upcoming Global Green Energy Futures Contract Trading Platform using Blockchain Technology.

For more information on WPP Energy please visit https://wppenergy.com/

Contact:

Robert Kohn

+1 954.892.0200

Forward-looking Statements

This press release contains certain “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Phone: 954.892.0200  www.BioPowerCorp.com